Exhibit 99.1

Aeluma Provides Fourth Quarter and Fiscal Year 2024 Results

Issues Guidance For More Than 335% Year-Over-Year Revenue Growth in Fiscal Year 2025

GOLETA, CA – September 24, 2024 – Aeluma, Inc. (OTCQB:ALMU), a semiconductor company specializing in high performance, scalable technologies for mobile, automotive, AI, defense & aerospace, communication and quantum computing, today provided a corporate update and announced financial results for the fourth quarter and full year of fiscal 2024, ended June 30, 2024.

Recent Company Highlights

●	Record backlog from multiple government and commercial contracts driving revenue growth

●	Won major Department of Defense contract that could bring revenue greater than $11.7 million

●	Won contracts from NASA and the Office of Secretary of Defense to advance technology for space and defense & aerospace applications

●	Achieved ISO 9001:2015 certification for quality management system

●	Expands marketing efforts in mobile, quantum computing, AI, 5G/6G wireless, and biomedical

Management Commentary

“With this fifth consecutive quarter reporting revenue and a strong backlog, we are able to begin offering revenue guidance,” said Aeluma Founder and CEO, Jonathan Klamkin, Ph.D. “Multiple contract wins are layering revenue to support Aeluma’s R&D and path to commercialization without dilutive measures. We believe this approach positions the Company for profitable growth and will propel our technology to scale while shortening the time to market.”

Dr. Klamkin continued, “In addition to the increased traction with government funding, Aeluma has attracted commercial contracts that include small-volume orders, sample evaluations, and development contracts. These successes derive primarily from the automotive, industrial, and defense & aerospace markets. Multiple customers have evaluated our samples and validated the performance of Aeluma’s technology. Achieving third party validation is an important milestone in our commercialization path. We are also receiving interest from mobile, quantum computing, AI, 5G/6G wireless, and biomedical companies.”

Financial Results

During the quarter ended June 30, 2024, revenue was $279 thousand, compared to $193 thousand in the same quarter last year.

The company incurred a net loss of $987 thousand, or $0.08 per basic and diluted share, for the quarter ended June 30, 2024, compared to a net loss of $1.3 million, or $0.10 per basic and diluted share, for the same quarter last year.

For the full fiscal year 2024, revenue reported was $919 thousand, compared with $193 thousand in the prior year.

The company incurred a net loss of $4.6 million, or $0.37 per basic and diluted share, in fiscal 2024, compared with $5.4 million, or $0.47 per basic and diluted share, in the prior year.

The Company had $1.3 million in cash and cash equivalents as of June 30, 2024, compared to $5.1 million as of June 30, 2023.

On August 5, 2024, the Company entered into note purchase agreements (the “NPA”) for an aggregate financing of $1.8 million with five accredited investors (“Investors”). At the first closing under the NPA, which occurred on August 5, 2024, the Company issued to the Investors convertible promissory notes in the aggregate principal amount of $1.8 million to purchase shares of the Company’s common stock, par value $0.0001 per share. At a second closing under the NPA, which occurred on August 27, 2024, the Company issued convertible promissory notes to five additional accredited Investors in the aggregate principal amount of $1.345 million for aggregate proceeds of $3.145 million.

The total number of shares outstanding was 12,178,424 as of June 30, 2024.

Revenue Guidance

For the first quarter of fiscal 2025, Aeluma currently expects revenue of approximately $400-470 thousand.

For the full year of fiscal 2025, Aeluma currently expects revenue of approximately $4.0-4.2 million.

These statements are forward looking and actual results may differ materially. Refer to the Forward-Looking Statements section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Note about Non-GAAP Financial Measures

This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Aeluma believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Aeluma believes that these non-GAAP financial measures provide additional insight into Aeluma’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Aeluma’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation and amortization.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

About Aeluma, Inc.

Aeluma (www.aeluma.com) develops novel optoelectronics for sensing and communication applications. Aeluma has pioneered a technique to manufacture semiconductor chips using high-performance compound semiconductor materials on large-diameter substrates that are commonly used for mass-market microelectronics. The technology has the potential to enhance performance and scale manufacturing, both of which are critical for emerging applications. Aeluma is developing a streamlined business model from its headquarters in Santa Barbara, California that has a state-of-the-art manufacturing cleanroom. Its transformative semiconductor chip technology may impact a variety of markets including automotive LiDAR, mobile, defense & aerospace, AR/VR, AI, quantum, and communication. Aeluma differentiates itself with unique semiconductor manufacturing capability, proprietary technology, the ability to perform rapid prototyping, and a broad set of product offerings.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Company

Aeluma, Inc.

(805) 351-2707

info@aeluma.com

Investor Contact:

Bishop IR

Mike Bishop

(415) 894-9633

ir@aeluma.com

Aeluma, Inc. and Subsidiary

Consolidated Balance Sheets (unaudited)

	June 30, 2024	March 31, 2024	June 30, 2023
Assets
Current assets:
Cash and cash equivalents	$1,291,072	$1,874,565	$5,071,490
Accounts receivable	60,004	147,500	189,239
Deferred compensation, current portion	20,133	24,029	53,034
Prepaids and other current assets	21,637	96,113	19,943
Total current assets	1,392,846	2,142,207	5,333,706
Property and equipment:
Equipment	1,531,494	1,526,590	1,209,656
Leasehold improvements	546,864	546,864	546,864
Accumulated depreciation	(608,630)	(509,391)	(300,445)
Property and equipment, net	1,469,728	1,564,063	1,456,075
Intangible assets	6,833	7,583	9,833
Right of use asset - facility	961,626	992,157	351,013
Deferred compensation, long term portion	-	3,085	-
Other assets	13,014	13,014	13,014
Total assets	$3,844,047	$4,722,109	$7,163,641

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$317,237	$347,236	$461,797
Accrued expenses and other current liabilities	180,706	172,648	133,092
Lease liability, current portion	128,743	126,420	162,210
Total current liabilities	626,686	646,304	757,099
Lease liability, long term portion	941,200	974,656	296,452
Total liabilities	1,567,886	1,620,960	1,053,551
Commitments and contingencies	-	-	-
Stockholders’ equity:
Preferred stock	-	-	-
Common stock	1,218	1,218	1,282
Additional paid-in capital	15,899,304	15,735,477	15,171,074
Accumulated deficit	(13,624,361)	(12,635,546)	(9,062,066)
Total stockholders’ equity	2,276,161	3,101,149	6,110,290
Total liabilities and stockholders’ equity	$3,844,047	$4,722,109	$7,163,841

Aeluma, Inc. and Subsidiary

Consolidated Statements of Operations (unaudited)

	Three Months Ended			Twelve Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenue	$279,268	$343,894	$193,339	$918,554	$193,339
Operating expenses:
Cost of revenue	233,758	233,585	109,395	619,249	109,395
Research and development	400,254	620,285	207,647	2,506,507	2,531,624
General and administrative	634,286	452,792	1,095,905	2,356,106	3,062,005
Total expenses	1,268,298	1,306,662	1,412,947	5,481,862	5,703,024
Loss from operations	(989,030)	(962,768)	(1,219,608)	(4,563,308)	(5,509,685)
Other income (expense):
Sub-lease rental income and other income (expense)	(81)	(81)	(89,029)	-	128,913
Interest income	1,892	198	446	1,013	1,190
Total other income, net	1,811	117	(88,583)	1,013	130,103
Loss before income tax expense	(987,219)	(962,651)	(1,308,191)	(4,562,295)	(5,379,582)
Income tax expense	-	-	-	-	-
Net loss	$(987,219)	$(962,651)	$(1,308,191)	$(4,562,295)	$(5,379,582)
Loss per share - basic and diluted	$(0.08)	$(0.08)	$(0.10)	$(0.37)	$(0.47)
Weighted average common shares outstanding - basic and diluted	12,178,424	12,175,195	11,518,154	12,298,355	11,379,480
Book value per share	$0.19	$0.25	$0.48	$0.19	$0.48

Aeluma, Inc. and Subsidiary

Reconciliation of GAAP and Non-GAAP Net Loss (unaudited)

	Three Months Ended			Twelve Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
GAAP net loss	$(987,219)	$(962,651)	$(1,308,191)	$(4,562,295)	$(5,379,582)
Adjustments:
Stock-based compensation - Stock option	163,827	191,844	143,891	732,167	448,444
Consulting and advisory - Restricted stock award	6,981	6,981	215,162	32,900	920,464
Depreciation	99,239	78,663	57,971	308,185	203,458
Amortization	750	750	750	3,000	3,000
Total adjustments to GAAP net loss	270,797	278,238	417,774	1,076,252	1,575,366
Non-GAAP net loss	$(716,422)	$(684,413)	$(890,417)	$(3,486,043)	$(3,804,216)

GAAP net loss per share - basic and diluted	$(0.08)	$(0.08)	$(0.10)	$(0.37)	$(0.47)
Adjustment	0.02	0.02	0.02	0.09	0.14
Non-GAAP net loss per share - basic and diluted	$(0.06)	$(0.06)	$(0.08)	$(0.28)	$(0.33)

Aeluma, Inc. and Subsidiary

Consolidated Statements of Cash Flows (unaudited)

	Twelve Months Ended
	June 30, 2024	June 30, 2023
Operating activities:
Net loss	$(4,562,295)	$(5,379,582)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of shares for services	-	258,000
Amortization of deferred compensation	32,901	662,464
Stock-based compensation expense	732,167	448,444
Depreciation and amortization expense	311,185	206,458
Change in accounts receivable	129,235	(189,239)
Change in prepaids and other current assets	(1,694)	7,719
Change in accounts payable	(144,560)	347,697
Change in accrued expenses and other current liabilities	48,282	67
Net cash used in operating activities	(3,454,779)	(3,637,972)
Investing activities:
Purchase of equipment	(321,838)	(590,043)
Payment for leasehold improvements	-	(82,502)
Net cash used in investing activities	(321,838)	(672,545)
Financing activities:
Repurchase of common stock	(4,001)	-
Proceeds from Private Placement, net of offering costs	-	5,641,485
Net cash (used in) provided by financing activities	(4,001)	5,641,485
Net change in cash	(3,780,618)	1,330,968
Cash, beginning of period	5,071,690	3,740,722
Cash, end of period	$1,291,072	$5,071,690